3rd Quarter 2022 Results Investor Presentation Exhibit 99.2

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Investment Rationale Top of peer financial results Culture of discipline – credit, liquidity, expense control, capital preservation Proven stewards of shareholder value – TBV has grown 10% annualized over past five years Experienced executive team with skills and leadership to continue to grow organically Diversified loan portfolio among geographies and product lines Diversified revenue streams with strong core bank and lines of business Strong Southeastern Markets Atlanta’s premier independent banking franchise Scarcity value in one of the fastest growing regions in nation Attractive core deposit base 65% of our franchise is in 5 MSAs, which grew 2x the national average over the last 15 years 2

3rd Quarter 2022 Financial Results

3Q 2022 Operating Highlights 4 Net income of $92.6 million, or $1.34 per diluted share Adjusted net income(1) of $91.8 million, or $1.32 per diluted share Growth in tangible book value(1) of $0.73 per share, or 2.6%, to $28.62 at September 30, 2022 Only $0.55 dilution, or less than 2%, in tangible book value(1) from increase in net unrealized losses on available-for-sale securities Improvement in net interest margin of 31bps, from 3.66% for 2Q22 to 3.97% this quarter Organic loan growth of $1.25 billion, or 28.4% annualized Adjusted ROA(1) of 1.54% Adjusted ROTCE(1) of 18.33% Adjusted efficiency ratio(1) of 50.06% Continued growth in noninterest bearing deposits, representing 42.86% of total deposits 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2022 YTD Operating Highlights 5 Net income of $264.3 million, or $3.81 per diluted share Adjusted net income(1) of $248.3 million, or $3.58 per diluted share Growth in tangible book value(1) of $2.36 per share, or 9.0%, to $28.62 at September 30, 2022, compared with $26.26 at December 31, 2021 Improvement in TCE/TA ratio of 70bps to 8.75% at September 30, 2022 Noninterest bearing deposit growth of $568.4 million, or 9.7% annualized Organic loan growth of $2.93 billion, or 24.6% annualized (and $3.05 billion, or 25.9% annualized, exclusive of PPP loans) Improvement in net interest margin of 30bps, from 3.37% for YTD 2021 to 3.67% YTD 2022 Adjusted ROA(1) of 1.42% Adjusted ROTCE(1) of 17.33% Well positioned to be asset sensitive in rising rate environment 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Financial Highlights 6 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 2 – Growth rates are annualized for the applicable periods

Revenue 7 Strong revenue base of net interest income from core banking division Additional revenue provided by our diversified lines of business Improved mix of earning assets as excess liquidity was deployed in the investment and loan portfolios Diversified Revenue Stream Mortgage Banking Activity Revenue, exclusive of MSR valuation, was 14% of total revenue in 3Q22, down from 24% a year ago Purchase business increased to 86% during the quarter, consistent with historical levels 3Q22 included a net recovery of servicing right impairment of $1.3 million, compared with $10.8 million in 2Q22

Net Interest Margin 8 Average earning assets grew by $300.7 million, while spread income increased $40.4 million compared with 2Q22 Margin up 31bps from 2Q22: 20bps due to reduction in excess liquidity and higher cash yield 31bps due to higher loan yield Partially offset by 20bps increase in cost of funds Total deposit costs up 19bp from 3Q22 reflecting strategic deposit pricing adjustment made at the end of 2Q22 Continued focus on low cost funding mix such that noninterest bearing deposits are 43% of total deposits at quarter end Excluding accretion/amortization and PPP income, net interest income increased $23.2 million in 3Q22 compared with 2Q22: Spread Income and Margin

Expenses Adjusted Operating Expenses and Efficiency Ratio(1) OPEX Highlights 9 Management continues to deliver high performing operating efficiency Adjusted efficiency ratio improved to 50.06% in 3Q22, compared with 53.66% in 2Q22 Total adjusted operating expenses decreased $2.8 million in 3Q22 compared with 2Q22 Lines of business operating expenses down $6.4 million in 3Q22 compared with 2Q22, primarily due to variable compensation related to production in the mortgage division Increase of $3.7 million in 3Q22 banking division operating expenses, the majority of which was compensation expenses, including incentives and benefits Disciplined expense control throughout the Company with identified cost savings utilized to fund future technology and innovation costs 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Retail Mortgage Division Details 10 Rationalization and Stabilization of Mortgage Operations: Retail mortgage originations represent 2.3% of the Company’s adjusted pre-provision, pre-tax income for 3Q22, down from 17.1% this time last year Approximately $16.4 million, or 85%, of the net interest income included in mortgage revenue is related to portfolio loans generated from mortgage division Gain on sale margins expected to remain compressed until interest rate environment normalizes Origination production expected to return to pre-pandemic levels of $5 - $7 billion in 2022 Purchase % is returning closer to normal levels Historically ran 85-90% purchase activity Two most recent quarters are 86% and 84% as refi boom is slowing Consistent purchase business due to strong core relationships with builders and realtors

Balance Sheet Trends 11 Well positioned for rising rate environment: 1.5% asset sensitivity in +50bps 2.9% asset sensitivity in +100bps 5.7% asset sensitivity in +200bps A 25bps rate increase positively affects margin by approximately 2bps Approximately $6 billion, or 32%, of loans are variable rate Approximately $900 million, or 4.8%, of loans are short term fixed rate loans that reprice quickly and behave like a variable rate loan Approximately $5.7 billion of variable rate loans have no floor or are above their floor Approximately $5 million of variable rate loans are below their floor $1.0 billion of liquidity in interest bearing cash immediately reprices Cumulative weighted average beta for all non-maturity deposits so far this year has been 10%; below our modeled beta of 23% Interest Rate Sensitivity Earning Assets Highlights Loans represented 96.6% of deposits and 87.0% of earnings assets at 3Q22, compared with 89.2% and 82.5%, respectively, at 2Q22 Available-for-sale securities represent less than 5.3% of total assets, limiting potential tangible book value dilution from rising interest rates

Strong Core Deposit Base 12 Deposit Highlights Deposit mix well positioned for future rate increases Improved deposit mix over the past five years such that noninterest bearing deposits now represent 42.86% of total deposits, a 47% improvement from 29.14% at 3Q17 Favorable deposit mix provides ability to manage deposit costs in rising rate environment Total deposits decreased $281.1 million, or 1.1%, in 3Q22 compared with 2Q22 Noninterest-bearing deposits increased $80.3 million, or 1.0% CDs decreased $214.8 million, or 13.0% Total interest-bearing deposit costs increased to 0.49% in 3Q22, compared with 0.17% in 2Q22 reflecting deposit rate increases made at the end of 2Q22, partially offset by strategic runoff of certain higher cost deposits

Capital and TBV Proven Stewards of Shareholder Value 13 Management focused on long term growth in TBV(1), such that over the past five years TBV has grown by 10% annualized TBV increased $0.73 per share in 3Q22: $1.19 from retained earnings ($0.55) from impact of OCI $0.09 from all other items including stock compensation and share repurchases TBV increased $2.36 per share, or 12.0% annualized, compared with 4Q21 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Loan Diversification and Credit Quality

Diversified Loan Portfolio 3Q22 Loan Portfolio 15 Loan portfolio is well diversified across loan types and geographies C&I loans represent second-largest category of loans Balboa Capital totaled $912.8 million at 3Q22, or 4.9% of total loans, which added ~4% to this category CRE and C&D concentrations were 295% and 79%, respectively, at 3Q22 Top 25 relationships totaled $2.5 billion, or 9.8% of total committed exposure of $25.0 billion Participations purchased ~ 1.2% of loans; Limited exposure in SNCs and Syndications Increased diligence by Credit staff on stress testing given the current economic environment, and loan type and concentration monitoring, particularly in C&D and Investor CRE loans Continued strong asset quality driven by substantial equity and experienced sponsor group Portfolio Highlights Total Loans $18.8 Billion

Loan Balance Changes 3Q22 Loan Balance Changes 16 3Q22 loan growth was varied across several loan types and totaled $1.25 billion, or 28.4% annualized; Continued growth across all sectors contributes to better diversification of loans Growth in residential mortgages continues to be high as we successfully executed on our strategy of investing excess liquidity at favorable rates; Mortgage loans booked in 3Q22 via the Mortgage Division retail and wholesale channels totaled $302.2 million

Balboa Capital Portfolio 17 Balboa Capital is a 35-year-old small business lender which successfully operated through several business cycles over that period Total loans at 3Q22 were $912.8 million, or an annualized growth rate of 43.3% from YE21 3Q22 production totaled $174.4 million with a yield of 9.93% Average FICO score for loans originated in 3Q22 was 732 30-89 day accruing past due loans were 0.70% of total loans NCOs totaled $2.5 million in 3Q22 and $5.2MM YTD, which equated to a 0.85% annualized NCO ratio Portion of ACL attributable to Balboa totaled $26.2MM, or 2.87% of loans Portfolio Highlights

Allowance for Credit Losses 18 The ACL on loans totaled $184.9 million at 3Q22, a net increase of $12.3 million, or 7.1% from 2Q22 The reserve for unfunded commitments totaled $44.2 million, an increase of $0.2 million, or 0.4% from 2Q22 During 3Q22, we recorded a provision expense of $17.7 million The ACL for 3Q22 was driven primarily by loan growth and changes in the economic forecasts The ACL on loans equated to 0.98% of total loans, while the ACL totaled $229.1 million, or 0.92% of total loans + unfunded commitments 3Q22 CECL Reserve Reserve Summary

NPA / Charge-Off Trend 19 Non-Performing Assets (“NPAs”) decreased $0.5 million, to $132.0 million at 3Q22, primarily as a result of: $6.9 million decrease in loans due to successful collection activities $4.0 million increase in 90+ past due GNMA-backed mortgage loans $3.6 million increase in Premium Finance loans At 3Q22, a total of $54.6 million of total NPAs were GNMA-backed mortgage loans (41% of total), which have minimal loss exposure As a percentage of total assets, total NPAs improved to 0.55% Net charge-offs for 3Q22 totaled $5.2 million, which equated to an annualized NCO ratio of 0.11% Largest category of losses were CFIA loans ($2.5 million), which included Balboa Capital Non-Performing Assets Net Charge-Offs

Problem Loan Trends 20 Total classified loans were relatively stable at 1.13% of total loans Total criticized loans (special mention + classified) increased in 3Q22 but also remained low at 1.72% of total loans The largest watch list component was SFR mortgage loans at $139.6 million (43% of total), where the average balance was $228.9 thousand Nonperforming loans decreased $0.4 million to $131.1 million, primarily as a result of collection activities Highlights

Investor CRE Loans 21 Approximately 93% of CRE loans are concentrated within our five-state footprint

Commercial Real Estate Production 3Q22 Commercial Real Estate Production Summary: 22 3Q22 Construction and Development Loan Production Summary: 3Q22 production of C&D and CRE loans - $1.48 billion in total committed exposure Residential real estate construction: Spec/model to pre-sold ratio of 1.0:1 Total spec loans at low average loan size of $399.3 thousand Investor CRE 3Q22 production: Production totaled $1.06 billion Weighted average 1.50:1 debt service coverage Weighted average 55.2% loan/value Summary of CRE production by collateral state: Highlights

Appendix

24 Reconciliation of GAAP to Non-GAAP Measures

25 Reconciliation of GAAP to Non-GAAP Measures

26 Reconciliation of GAAP to Non-GAAP Measures

Ameris Bancorp Press Release & Financial Highlights September 30, 2022